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                                                                     Exhibit 3.3

                       SECURITY CAPITAL GROUP INCORPORATED

                             ARTICLES SUPPLEMENTARY

                    4,595,988 SHARES of CLASS B COMMON STOCK

         Security Capital Group Incorporated, a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to the authority granted to and vested in the Board of
         -----
 Directors of the Corporation (the "Board of Directors"), in accordance with Article FOURTH of the charter of the Corporation, including these Articles
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Supplementary (the "Charter"), the Board of Directors adopted resolutions classifying and designating 4,456,988 authorized but unissued shares of Class A Stock (as defined in the Charter) and 139,000 authorized but unissued shares of Series A Preferred Stock (as defined in the Charter) as shares of Class B Stock (as defined in the Charter), or a total of 4,595,988 Class B Stock, with the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of such Class B Stock set forth in the Charter.

         SECOND: The 4,595,988 shares of Class B Stock have been classified and
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designated by the Board of Directors under the authority contained in the
Charter.

         THIRD: These Articles Supplementary have been approved by the Board of
         -----
Directors in the manner and by the vote required by law.

         FOURTH: The undersigned Chairman and Chief Executive Officer of the
         ------
Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chairman and Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Chairman and Chief Executive Officer and attested to by its Secretary on this day of September, 2000.

ATTEST:                                      SECURITY CAPITAL GROUP
                                             INCORPORATED

                                         By:
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Jeffrey A. Klopf                            William D. Sanders
Secretary                                   Chairman and Chief Executive Officer



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